                                                                    EXHIBIT 10.7

        ATTACHMENT A, EFFECTIVE DATE MAY 11, 1999 ("IWCF ATTACHMENT A")
    TO INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")
                               DATED MAY 11, 1999

Customer:   CompuCom Systems, Inc.

I. Fees, Rates and Repayment Terms:

     (A)  Credit Facilities:  The aggregate of the following:

          Inventory Financing Availability of Seventy-Five Million Dollars ($75,000,000) plus

                Working Capital Financing ("Revolver") Availability of Two Hundred Twenty-Five Million Dollars ($225,000,000) which amount shall reduce to Two Hundred Million Dollars ($200,000,000) one hundred and twenty (120) days after the date hereof and shall further reduce to One Hundred and Seventy-Five Million ($175,000,000) on the first anniversary hereof;

     (B)  Borrowing Base:


          (ia) effective through and including 150 days form the date hereof; 70% of the amount equal to the amount of Customer's Eligible Accounts other than Concentration Accounts as of the date of determination as reflected in the Customer's most recent Collateral Management Report minus the outstanding amount of the Series 1999-1 Certificateholders' Interest and any other outstanding interest in the Trust as of the same date;

          (ib) effective on and after 151 days from the date hereof: 50% of the amount equal to the amount of Customer's Eligible Accounts other than Concentration Accounts as of the date of determination as reflected in the Customer's most recent Collateral Management Report minus the outstanding amount of the Series 1999-1 Certificateholders' Interest and any other outstanding interest in the Trust as of the same date;

          (ii) a percentage, determined from time to time by IBM Credit in its sole discretion, of the amount of Customer's Concentration Accounts for a specific Concentration Account Debtor as of the date of determination as reflected in the Customer's most recent Collateral Management Report; unless otherwise notified by IBM Credit, in writing, the percentage for Concentration Accounts for a specific Concentration Account Debtor shall be the same as the percentage set forth in paragraph (IA) or (ibi) as applicable of the Borrowing Base;


     Notwithstanding the terms of Section 3.1(W) of the Agreement, Accounts arising from incentive payments, rebates, discounts and refunds which are
     (i) verifiable by Authorized Suppliers, and (ii) payable by Authorized Suppliers by check to the Lockbox will be deemed to be Eligible Accounts.


          (iii) 100% of verifiable receivables due from IBM and IBM Credit which are less than 90 days from the date of invoice;

                                                                    EXHIBIT 10.4

        ATTACHMENT A, EFFECTIVE DATE MAY 11, 1999 ("IWCF ATTACHMENT A")
    TO INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")
                               DATED MAY 11, 1999

Customer:   CompuCom Systems, Inc.

I. Fees, Rates and Repayment Terms:

     (A)  Credit Facilities:  The aggregate of the following:

          Inventory Financing Availability of Seventy-Five Million Dollars ($75,000,000) plus

                Working Capital Financing ("Revolver") Availability of Two Hundred Twenty-Five Million Dollars ($225,000,000) which amount shall reduce to Two Hundred Million Dollars ($200,000,000) one hundred and twenty (120) days after the date hereof and shall further reduce to One Hundred and Seventy-Five Million ($175,000,000) on the first anniversary hereof;

     (B)  Borrowing Base:


          (ia) effective through and including 150 days form the date hereof; 70% of the amount equal to the amount of Customer's Eligible Accounts other than Concentration Accounts as of the date of determination as reflected in the Customer's most recent Collateral Management Report minus the outstanding amount of the Series 1999-1 Certificateholders' Interest and any other outstanding interest in the Trust as of the same date;

          (ib) effective on and after 151 days from the date hereof: 50% of the amount equal to the amount of Customer's Eligible Accounts other than Concentration Accounts as of the date of determination as reflected in the Customer's most recent Collateral Management Report minus the outstanding amount of the Series 1999-1 Certificateholders' Interest and any other outstanding interest in the Trust as of the same date;

          (ii) a percentage, determined from time to time by IBM Credit in its sole discretion, of the amount of Customer's Concentration Accounts for a specific Concentration Account Debtor as of the date of determination as reflected in the Customer's most recent Collateral Management Report; unless otherwise notified by IBM Credit, in writing, the percentage for Concentration Accounts for a specific Concentration Account Debtor shall be the same as the percentage set forth in paragraph (IA) or (ibi) as applicable of the Borrowing Base;


     Notwithstanding the terms of Section 3.1(W) of the Agreement, Accounts arising from incentive payments, rebates, discounts and refunds which are
     (i) verifiable by Authorized Suppliers, and (ii) payable by Authorized Suppliers by check to the Lockbox will be deemed to be Eligible Accounts.


          (iii) 100% of verifiable receivables due from IBM and IBM Credit which are less than 90 days from the date of invoice;

          (iv) 100% of the Customer's inventory in the Customer's possession as of the date of determination as reflected in the Customer's most recent Collateral Management Report constituting Products (other than service parts) financed through a Product Advance by IBM Credit, provided, however, IBM Credit has a first priority security interest in such Products and such Products are in new and in un-opened boxes. The value to be assigned to such inventory shall be based upon the Authorized Supplier's invoice price to Customer for Products net of all applicable price reduction credits;

          (v) 40% of eligible inventory not financed by IBM Credit and unencumbered by liens;

          (vi) 85% of verifiable vendor credits from Hewlett-Packard Company and Compaq Computer Corporation which credits shall be payable in cash through Customer's Loackbox, not subject to offset. and shall be less than 90 days from date of invoice; and

          (vii) 20% of unencumbered fixed assets net of leasehold improvements thereon.

     (C)  Collateral Insurance Amount:    Two Hundred and Fifty Million Dollars
                                          ($250,000,000.00)


     (D)  A/R Finance Charge:

          (i)   PRO Advance Charge:       LIBOR Rate plus 1.75%

          (ii)  WCO Advance Charge:       LIBOR Rate plus 1.75%

          (iii) Takeout Advance Charge:   LIBOR Rate plus 1.75%

     (E)  Delinquency Fee Rate:           Prime Rate plus 6.500%

     (F)  Shortfall Transaction Fee:      Shortfall Amount multiplied by 0.30%

          (G) Free Financing Period Exclusion Fee: For each Product Advance made by IBM Credit pursuant to Customer's financing plan where there is no Free Financing Period associated with such Product Advance there will be a fee equal to the Free Financing Period Exclusion Fee. For a 30 day payment plan when Prime Rate is 7.75% the Free Financing Period Exclusion Fee is 1.0675% of the invoice amount. This fee will vary by .0125% with each .25% change in Prime Rate (e.g. Prime Rate of 7.25%, the charge is 1.0425% of the invoice amount). The fee accrues as of the Date of the Note and is payable as stated in the billing Statement.

     (H)  Other Charges:

          (i)   Unused Facility Fee:      0.25% on the daily average unused
                                          portion of the Revolver payable
                                          quarterly in arrears.
          (ii)  Annual Facility Fee:      $   50,000.00
          (iii) Closing Fee:              $1,075,000.00
          (iv)  Commitment Fee:           $   50,000.00
                (v)   Prepayment Fee:     In the event that the Customer in its
          sole discretion terminates the Revolver prior to the third anniversary of the closing date, a fee in an amount equal to the amount of the Revolver in effect as of the date of notice of termination, multiplied by (x) from the closing date to the first anniversary thereof, one percent (1.00%), (y) from the first anniversary thereof to the second anniversary thereof, one half percent (0.50%), and (z) thereafter, one quarter of one percent (0.25%).

II. Bank Account

     A) Customer's Lockbox(es) and Special Account(s) will be maintained at the following Bank(s):

     Name of Bank: ___________________________________________________________

     Address: ________________________________________________________________

     _________________________________________________________________________

     Phone:  _________________________________________________________________

     Lockbox Address: ________________________________________________________

     Special Account #: ______________________________________________________



     Name of Bank: ___________________________________________________________

     Address: ________________________________________________________________

     _________________________________________________________________________

     Phone:   ________________________________________________________________

     Lockbox Address: ________________________________________________________

     Special Account #: ______________________________________________________


III. Financial Covenants:

Definitions: The following terms shall have the following respective meanings in this Attachment A. All amounts shall be determined in accordance with generally accepted accounting principles (GAAP).

     "Current" shall mean within the on-going twelve month period.

     "Current Assets" shall mean assets that are cash or expected to become cash within the on-going twelve months.

     "EBITDA" for any period shall mean Net Profit after Tax adjusted by adding thereto the amount of Interest Charges and all amortization of intangibles, taxes, depreciation, extraordinary losses, and other non-cash charges that were deducted in arriving at Net Income for such period and deducting any extraordinary gains that were included in arriving at Net Income after Tax.

     "Current Liabilities" shall mean payment obligations resulting from past or current transactions that require settlement within the on-going twelve month period. All indebtedness to IBM Credit other than amounts outstanding pursuant to the Revolver shall be considered a Current Liability for purposes of determining compliance with the Financial Covenants.

     "Long Term" shall mean beyond the on-going twelve month period.

     "Long Term Assets" shall mean assets that take longer than a year to be converted to cash. They are divided into four categories: tangible assets, investments, intangibles and other.

     "Long Term Debt" shall mean payment obligations of indebtedness which mature more than twelve months from the date of determination, or mature within twelve months from such date but are renewable or extendible at the option of the debtor to a date more than twelve months from the date of determination and specifically including all amounts outstanding to IBM Credit pursuant to the Revolver.

     "Net Profit after Tax" shall mean Revenue plus all other income, minus all costs, including applicable taxes.

     "Revenue" shall mean the monetary expression of the aggregate of products or services transferred by an enterprise to its customers for which said customers have paid or are obligated to pay, plus other income as allowed.

     "Subordinated Debt" shall mean Customer's indebtedness to third parties which in accordance with its terms shall rank junior in priority to the indebtedness of Customer to IBM Credit.

     "Tangible Net Worth" shall mean:

          Total Net Worth minus;

          (a) goodwill, organizational expenses, pre-paid expenses, deferred charges, research and development expenses, software development costs, leasehold expenses, trademarks, trade names, copyrights, patents, patent applications, privileges, franchises, licenses and rights in any thereof, and other similar intangibles (but not including contract rights) and other current and non-current assets as identified in Customer's financial statements; and

          (b) all accounts receivable from employees, officers, directors, stockholders and affiliates; and

          (c) all callable/redeemable preferred stock.

     "Total Assets" shall mean the total of Current Assets and Long Term Assets.

     "Total Liabilities" shall mean the Current Liabilities and Long Term Debt less Subordinated Debt, resulting from past or current transactions, that require settlement in the future.

     "Total Net Worth" (the amount of owner's or stockholder's ownership in an enterprise) is equal to Total Assets minus Total Liabilities plus Subordinated Debt.

     "Working Capital" shall mean Current Assets minus Current Liabilities.

Customer will be required to maintain the following financial ratios, percentages and amounts as of the last day of the fiscal quarter under review by IBM Credit:

     (a) Current Assets to Current Liabilities ratio equal to or greater than 1.7:1.0;

     (b) Net Profit after Tax to Revenue percentage equal to or greater than:

             0.0% for the fiscal quarter from April 1, 1999 to June 30, 1999; 0.2% for the fiscal year to date period ending September 30, 1999; 0.5% for the fiscal year from January 1, 1999 to December 31, 1999; 0.7% for each reportable fiscal quarter thereafter on a trailing four quarter basis provided that the Net Profit after Tax to Revenue percentage for each of those four quarters shall be equal to or greater than 0.0%

     (c) Funded Indebtedness to EBITDA ratio equal to or less than 4.5:1.0;

     (d) Tangible Net Worth equal to or greater than $110 Million Dollars plus 75% of Net Profit after Tax plus 100% of the proceeds received from the placement of additional equity;

     (e) Loans to officers shall at no time exceed the aggregate amount of $7,000,000;

     (f) Capital expenditures shall not exceed the aggregate amount of $15,000,000 in any one fiscal year; and

     (g) Permitted Investments shall not exceed from the date hereof the aggregate amount of $5,000,000 plus equity investments held by Customer as of the date hereof in; E-Certify, Inc., Global Serve Computer Services, Ltd., and Gateway______.

IV. Additional Conditions Precedent Pursuant to Section 5.1 (K) of the
Agreement:

     Executed Contingent Blocked Account Amendment;

     Executed Blocked Account Amendment;

     Executed Waiver of Landlord Lien for all premises in which a landlord has the right of levy for rent;

     Fiscal year-end financial statements of Customer as of end of Customer's prior fiscal year audited by an independent certified public accountant;

     A Certificate of Location of Collateral whereby the Customer certifies where Customer presently keeps or sells inventory, equipment and other tangible Collateral;

     Subordination or Intercreditor Agreements from all creditors having a lien which is superior to IBM Credit in any assets that IBM Credit relies on to satisfy Customer's obligations to IBM Credit;

     Listing of all creditors providing accounts receivable financing to Customer;

     A Collateral Management Report in the form of Attachment F as of the Closing Date;

     A Compliance Certificate as to Customer's compliance with the financial covenants set forth in Attachment A as of the last fiscal month of Customer for which financial statements have been published;

     An Opinion of Counsel substantially in the form and substance of Attachment H whereby the Customer's counsel states his or her opinion about the execution, delivery and performance of the Agreement and other documents by the Customer;

     A Corporate Secretary's Certificate substantially in the form and substance of Attachment I certifying to, among other items, the resolutions of
     Customer's Board of Directors authorizing     borrowing by Customer;

     Termination or release of Uniform Commercial Code filing by another
     creditor as required by IBM   Credit;

     A copy of an all-risk insurance certificate pursuant to Section 7.8 (B) of the Agreement;

     Executed Letter of Direction;

     Executed Letter of Notification;

     Executed Acknowledgement of Payment and Termination from NationsBank;


                              IWCF ATTACHMENT B TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")


Customer: CompuCom Systems, Inc.

I.   Liens.


II.  Locations of Offices, Records and  Inventory.

     (A) Principal Place of Business and Chief Executive Office

     (B) Locations of Assets, Inventory and Equipment (including warehouses)

-----------------------------------------------------------------------
                   Location                       Leased (Y/N)
-----------------------------------------------------------------------


III. Fictitious Names.


IV.  Organization.

(A)  Subsidiaries

                Name            Jurisdiction           Owner          Percent
                                                                       Owned

(B)  Affiliates

                     Name                           Capacity





V.   Judgments or Litigation.



VI.  Environmental Matters.



VII. Indebtedness.

                               IWCF ATTACHMENT C
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")


                             COMPLIANCE CERTIFICATE


TO:  IBM CREDIT CORPORATION
     1500 RiverEdge Parkway
     Atlanta, Georgia 30328



          The undersigned authorized officers of CompuCom Systems, Inc. ("CompuCom") hereby certify on behalf of the Customer, with respect to the Inventory and Working Capital Financing Agreement executed by and between CompuCom and IBM Credit Corporation ("IBM Credit") on ______________, 19__, as amended from time to time (the "Agreement"), that (A) CompuCom has been in compliance for the period from ______________, 19__ to _________ ____, 19__ with the financial covenants set forth in Attachment A to the Agreement, as demonstrated below, and (B) no Default has occurred and is continuing as of the date hereof, except, in either case, as set forth below. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.


I.  Financial Covenants.


FINANCIAL COVENANTS                            REQUIRED                 ACTUAL
-------------------                            --------                 ------

Current Assets to Current Liabilities

Net Profit After Tax to Revenue

Funded Indebtedness to EBITDA

Minimum Tangible Net Worth Dollars



II.  Calculation of Tangible Net Worth.


Total Assets MINUS Total Liabilities
                                        _______________________


        LESS:

                goodwill                        _______________________

                organizational expenses         _______________________
                pre-paid expenses               _______________________

                deferred charges, etc.          _______________________

                leasehold expenses              _______________________

                all other                       _______________________

                callable/redeemable
                  preferred stock               _______________________

                officer, employee, director,
                  stockholder and affiliate
                  receivables                   _______________________


                Total Tangible Net Worth
                                                =======================


          Attached hereto are Financial Statements as of and for the end of the fiscal _____________ ended on the applicable date, as required by Section 7.1 of the Inventory and Working Capital Financing Agreement.


Submitted by:

CompuCom Systems, Inc.


By:______________________________________

Print Name:______________________________

Title:___________________________________

                              IWCF ATTACHMENT D TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT')

                             Takeout Advance Option


IWCF TAKEOUT ADVANCE Schedule of Repayments for CompuCom Systems, Inc.

Not Applicable at this time.

                              IWCF ATTACHMENT E TO
      INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")

Customer: CompuCom Systems, Inc.


                              AUTHORIZED SUPPLIERS

                             IWCF ATTACHMENT F TO
     INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT')

                            CompuCom Systems, Inc.
                      Collateral Management Report (CMR)
                            Accounts as of: (Date)

COLLATERAL STATUS

                                            Sub. Coll         Gross               Advance        Net
                                            Values            Collateral             %           Collateral
                                            --------------------------------- ------------------------------
1.  Previous assigned A/R balance:                            $ _____________
    (previous CMR line 4) Date: __/__/__
2.  Additions to A/R (2A+B):                                  $ ___________________________________________
         A. New Billings                      $
         B. Adjustments                       $
3. Deductions from A/R (3A+B+C):                             ($ _____)_____________________
         A. Cash Receipts                     $
         B. Credits                           $
         C. Adjustments                       $
4.  New Assigned A/R balance (1+2-3):                         $
5.  A/R Aging Report (Date: __/__/__)                         $
            * * New Assigned A/R Balance and A/R Aging Report (Lines 4 and 5) must equal each other* *
==================================================================================================================
6.  Less Adjustments:                         $
         A. Unapplied Cash                    $
         B. Other                             $
7.  Adj. assigned A/R balance (4-6):                          $
8.  Less Ineligible A/R:                                      $
         A. A/R Over 90 Days                  $
         B. 50% Rule                          $
         C. Contra Accts (A/P Offset)         $
         D. Other                             $
         E. __________________                $
         F. __________________                $
         G. __________________                $
         H. __________________                $
         I.  Securitization A/R               $
9.  Total A/R Eligible Collateral:                            $_______________%______$
    (Line 7 - Line 8  X  Advance Rate)
10. Other A/R Collateral
         A. __________________                                $_______________%______$
         B. __________________                                $_______________%______$
11. Inventory Collateral                                      $_______________%______$
    A. IBM Credit Financed Eligible Inventory                 $_______________%______$
    B. __________________                                     $_______________%______$
    C. __________________                                     $_______________%______$
12. Other Collateral
         A. RMA                                               $_______________%______$
         B. Price Protection                                  $_______________%______$
         C. __________________                                $_______________%______$
         D. __________________                                $_______________%______$
13. Total Net Eligible Collateral (9+10+11+12)                                       $

LOAN STATUS

                                    Sub  Value                 Gross Value               Net Value
                                   -------------------------------------------------------------------
1.  Net IBM Credit Outstandings
     (1A-B-C-D-E-F-G-H-I+J)                                            $
         A. Gross IBM Credit
              Outstandings (RFS)            $
     Less:
         B. Suspense                        ($______________________)
         C. Disputes                        ($______________________)
         D. In Transit (___ Days)           ($______________________)
         E. QSL / QLA                       ($______________________)
         F. Other                           ($______________________)
         G. _________________               ($______________________)
         H. _________________               ($______________________)
         I.   _________________             ($______________________)
     Plus:
         J. Product Received Not
             Billed (RNB)                   $
2.  Funds in Lockbox  (2A+B)                                           $
         A. Cleared Funds
              (transferred not posted)      $
         B. Unavailable Funds (float)       $
3.  Loan Balance (Line1 - Line 2)                                      $
4.  Collateral Excess / Shortfall
     Collateral line 13 - Loan line 3):
      (Loan balance available)                                         $
5.  Advances from IBM Credit to Customer
     (5A+B+C)                                                          $___________
         A. Cash Adv. from Lockbox  $
         B. Cash Adv. from IBM Credit       $
         C. WCO Cash Advance                $
6.  New Adjusted O/S Balance (3+5)                                     $
7.  Remaining Credit Line Availability
     (Collateral line 13 - Loan line 6)                                                         $
8.  WCO Payment Advance                                       $

Signatures:

______________________________________________
Authorized Customer Signature        (Date)

______________________________________________
IBM Credit Corporation               (Date)

The above officer or delegated individual of CompuCom Systems, Inc. certifies that he/she is authorized to provide this information on behalf of CompuCom Systems, Inc. and agrees that to the best of his/her knowledge the information is accurate.

                             IWCF ATTACHMENT G TO
     INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT')


                     CERTIFICATE OF LOCATION OF COLLATERAL


         The undersigned, the (insert title of office held) of CompuCom Systems, Inc. ("CompuCom"), hereby certifies with reference to the Inventory and Working Capital Financing Agreement, dated (insert date Agreement signed), between CompuCom and IBM Credit Corporation as follows:

         (a) The following are all the locations where CompuCom presently keeps or sells inventory, equipment or other tangible Collateral:

                         LOCATION                        LEASE (YES/NO)











         IN WITNESS WHEREOF, I have hereunto set my hand this day of______________________, 19__ .


CompuCom Systems, Inc.

By:__________________________

Title:_______________________

                                 ATTACHMENT H


                      {LETTERHEAD OF CUSTOMER'S COUNSEL}

                                    (DATE}


IBM Credit Corporation
1500 RiverEdge Parkway
Atlanta, Georgia  30328

         Re:  CompuCom Systems, Inc.


Ladies and Gentlemen:


         We have acted as counsel for CompuCom Systems, Inc., a ____________ corporation (the "Borrower") in connection with (A) the execution and delivery of that certain Inventory and Working Capital Financing Agreement, dated as of ________________, 19___ (the "Financing Agreement"), by and among the Borrower and IBM Credit Corporation ("IBM Credit"), and (B) the other agreements, instruments, and documents executed and delivered by the Borrower in connection with the Financing Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Financing Agreement.

         In this connection, we have examined the following documents:

         (i) The Certificate of Incorporation and the By-laws of the Borrower, each as amended to date;

         (ii) The records of the proceedings taken by the Board of Directors of the Borrower in connection with the execution, delivery, and performance of the Financing Documents to which they are a party (as defined below);

         (iii) The Financing Agreement;

         (iv)  The Contingent Blocked Account Amendment;

         (v) Acknowledgement copies of the UCC-1 Financing Statements listed on Exhibit A hereto (the "Financing Statements") executed by the Borrower naming it as Debtor and IBM Credit as Secured Party and filed in the offices set forth on Exhibit A;

         (vi)  {Additional Documents if necessary}

         The documents referred to in clauses (iii) through (vi) above are hereinafter referred to as the Financing Documents.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents, and, regarding documents executed by parties other than the Borrower, that those parties had the power and the capacity to enter into, execute, deliver and perform all obligations under such documents, the due authorization of all requisite action with respect to such documents, and the validity and binding effect of such documents upon such other parties.

         As to any facts material to this opinion, we have relied upon the representations and warranties of the Borrower contained in each of the Financing Documents, and in certificates delivered by the Borrower pursuant to each of the Financing Documents, statements, and representations of officers and other representatives of the Borrower, and, as to the matters addressed therein, certificates or correspondence from public officials. For purposes of the opinion set forth in Paragraph 4, the term "Material Contracts" means the agreements and instruments to which the Borrower is subject which have been identified to us by officers of the Borrower and set forth on Exhibit B hereto as the agreements and instruments which are material to the business or financial condition of the Borrower; and the term "Material Orders" means those orders and decrees to which the Borrower is subject which have been identified to us by officers of the Borrower and set forth in Exhibit C hereto as the orders and decrees, agreements, and instruments which are material to the business or financial condition of the Borrower.

         As used herein, the term "UCC" refers to the Uniform Commercial Code as in effect in the State of New York.

         We are members of the bar in the State of ______________ and express no opinion as to the laws of any other jurisdiction except the General Corporation Law of the State of ____________ and the federal laws of the United States of America.

         Based on the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

         1. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified and authorized to do business and in good standing as a foreign corporation in each jurisdiction where, to our knowledge, it presently is engaged in business and is required to be qualified.

         2. Borrower has all requisite corporate power and authority (a) to own, lease, and operate its properties and assets and to carry on its business as now being conducted; and (b) to execute, delivery, and performance of the Financing Documents to which it is a party.

         3. All corporate action on the part of the Borrower requisite for the execution, delivery, and performance of the Financing Documents to which it is a party has been duly taken.

         4. The execution, delivery, and performance by the Borrower of the Financing Documents to which it is a party will not (a) violate, be in conflict with, result in the breach of, or constitute (with due notice or lapse of time, or both) a default under (i) the Certificate of Incorporation or By-laws of Borrower or any resolution of its Board of Directors or any committee thereof,
(ii) any Material Contract, or (iii) any federal or state law (including, without limitation, environmental or occupational health, and safety law), regulation, rule, Material Order, or legal requirement of any federal, state, or public authority or agency applicable to Borrower; or (b) result in the creation or imposition of a lien of any nature whatsoever upon any of the Borrower's property or assets other than as represented by the Financing Documents.

         5. Borrower has obtained any and all consents, approvals, or other authorizations required to be obtained pursuant to its Certificate of Incorporation and By-laws in connection with the execution, delivery, and performance of the Financing Documents. No consent, approval, or authorization of or by any court, administrative agency, other governmental authority, or any other Person is required in connection with the execution, delivery, and performance by the Borrower of the Financing Documents that has not already been obtained.

         6. To our knowledge, there are no actions, proceedings, or investigations pending or threatened against the Borrower which question the validity of the Financing Documents to which it is a party or relating to the transactions contemplated thereby.

         7. Each of the Financing Documents has been duly executed and delivered by duly authorized officer of the Borrower and constitutes the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except that, in each case, (i) enforcement may be subject to and limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and
(iii) certain of the remedial provisions including waivers with respect to the exercise of remedies against the Collateral contained in the Financing Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Financing Documents, each taken as a whole and, the Financing Documents, each taken as a whole, contain adequate remedial provisions for the practical realization of the security purported to be afforded thereby.

         8. The Financing Agreement is effective to create in favor of IBM Credit a valid security interest within the meaning of the UCC in the Collateral as security for the obligations purported to be secured thereby; and (ii) the Financing Statements are in appropriate form and upon filing in the state where Customer's principal place of business and chief executive office is located will result in a perfected security interest (as such term is defined in Section 9-303 of the UCC) of IBM Credit in the Collateral in which security interests to which Article 9 of the UCC applies.

         9. Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         This opinion is rendered solely to and for the benefit of IBM Credit in connection with the execution and delivery of the Financing Documents and may not be relied upon by any other person, firm, or corporation without our prior written consent, except that it may be furnished to any prospective purchaser of a participation in the rights of IBM Credit and may be furnished to and relied upon by any Person which hereafter acquires such a participation.

         This opinion is limited to laws as currently in effect on the date hereto and to the facts as they currently exist. We assume no obligation to revise, supplement or otherwise update this opinion.


                                                Very truly yours,

                                   EXHIBIT A

                           UCC-1 FINANCING STATEMENT

                                   EXHIBIT B

                              MATERIAL CONTRACTS

                                   EXHIBIT C

                                MATERIAL ORDERS

                                 ATTACHMENT I


              CORPORATE SECRETARY'S CERTIFICATE AS TO RESOLUTIONS
                     AUTHORIZING BORROWING BY CORPORATION


IBM CREDIT CORPORATION
1500 RiverEdge Parkway
Atlanta, Georgia  30328

         I, ______________________, certify that I am the Secretary of CompuCom Systems, Inc. ("Customer") and that I am custodian of the Customer's organizational books and records, including the minutes of the meetings of the Customer's Board of Directors. I further certify as follows:

         1. Customer is a corporation organized under the laws of the State of _________________, and has its principal place of business at
_______________________________________________________
________________________________________________________________________.

         2. Customer is registered to conduct business or as otherwise required in the following states and localities:

_______________________________________________________________________
_______________________________________________________________________

         3. True and complete copies of the Customer's Articles of Incorporation and By-laws ("Governing Documents") are delivered herewith, together with all amendments and addenda thereto as in effect on the date hereof.

         4. The following is a true, accurate and compared copy of a Resolution (the "Resolution") adopted by the Customer's Board of Directors at a special meeting thereof held on due notice at which there was present a quorum authorized to adopt the Resolution and the entire proceedings of which were proper and in accordance with the Customer's Governing Documents. The Resolution was duly made, seconded and unanimously adopted, remains in full force and effect and has not been revoked, annulled, amended or modified in any manner whatsoever, and each authorization and empowerment contained in the Resolution is permitted and proper under the Customer's Governing Documents:

         "Resolved, that:

         (a) Each executive or managing officer and agent of the Company (each an "Authorized Person") is and shall be authorized and empowered, separately or collectively, to obtain financing from IBM Credit Corporation, a Delaware corporation ("IBM Credit") on behalf of the Company, from time to time, in amounts and upon terms and conditions as such Authorized Person deems proper, and for that purpose: (1) to execute notes, financing statements and other evidences of the Company's indebtedness with respect thereto; (2) to enter into financing agreements, loan agreements, security agreements, pledge agreements and any other agreements with IBM Credit and third parties relating to the terms and conditions upon which any such financing may be obtained and to the security to be furnished by the Company thereof; (3) to enter into, as lessor or lessee, or to assign or sell any interest Company may have in, any lease or similar rental agreement; (4) to modify, supplement or amend any such agreements, any such terms or conditions in such agreements and any such security therefor; (5) to grant powers of attorney, (6) to pledge, assign, guarantee, mortgage, consign, grant security interest in and otherwise transfer to IBM Credit as collateral security for any and all debts and obligations of the Company to IBM

Credit or its affiliates, whenever and however arising, any assets of this Company; (7) to execute and deliver any and all assignments, schedules, transfers, endorsements, contracts, guarantees, agreements, designations, consignments, deeds of trust, mortgages, instruments of pledge or other instruments in respect thereof and to make remittances and payments in respect thereof by checks, drafts or otherwise; and (8) to do and perform all other acts and things deemed by such Authorized Person to be necessary, convenient or proper to carry out any of the foregoing.

         (b) The authorization contained herein shall apply whether or not proceeds of any loans or advances made at the request of any Authorized Person shall be paid or credited by IBM Credit to the Company or shall be paid or credited to the individual order of any affiliates of the Company or other third party, and IBM Credit shall be under no obligation to inquire as to the application or disposition of the proceeds of any such loan or advance.

         (c) Hereby ratified, approved, confirmed and consented to are all that any Authorized Person has done or may do in the premises."

         5. Appearing below are the names, titles and specimen signatures of at least two Authorized Persons, as defined in the Resolution cited in the preceding paragraph, (list at least three such Authorized Persons):

Authorized Person(s)             Title                   Signature
     (print)                    (print)


______________________     ___________________      _______________________
______________________     ___________________      _______________________
______________________     ___________________      _______________________
______________________     ___________________      _______________________

         The foregoing is not intended to be a comprehensive or exclusive list of the Customer's Authorized Persons. Upon request, Customer will promptly provide to IBM Credit additional certificates containing the name, title and specimen signature of other Authorized Persons, and IBM Credit may now and in the future rely on the signature of any Authorized Person whether or not listed on this or any other certificate or on the signature page(s) hereof. Nevertheless, it is hereby certified that each name, title and signature appearing above or on the signature page(s) hereof, is consistent with the books and records of the Customer.

         IN WITNESS WHEREOF, I have signed this certificate this ________ day of ____________, 19___.


_______________________________

Name: _______________________________

                                 ATTACHMENT J

                     E-BUSINESS SCHEDULE A (?SCHEDULE A?)


CUSTOMER NAME: CompuCom Systems, Inc.

EFFECTIVE DATE OF THIS SCHEDULE A: ___________________________________



E-DOCUMENTS AVAILABLE TO SUPPLIERS:

Invoices

Payment Report / Remittance Advisor




E-DOCUMENTS AVAILABLE TO CUSTOMER:

Invoices

Remittance Advisor

Transactional Approval

Billing Statement

Payment Planner

Auto Cash

Statements of Transaction

Common Dispute Form